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                                                                    EXHIBIT 10.7


                             REIMBURSEMENT AGREEMENT


        This Reimbursement Agreement dated as of September ___, 1998 (this "AGREEMENT") is made between James Hardie (USA) Inc., a Nevada corporation (together with its subsidiaries, "JHUSA"), and James Hardie Industries Limited, a public company organized under the laws of Australia (the "JHIL").

                                R E C I T A L S:

        WHEREAS, those certain officers set forth on Exhibit A attached hereto (the "Officers") will be officers of, employed by and compensated by JHUSA and will also be officers of JHIL;

        WHEREAS, it is in the best interest of the Company and JHIL that from time to time certain of the Officers may be called upon to perform functions for JHIL in their capacities as officers of JHIL;

        WHEREAS, JHUSA shall be entitled to reimbursement for its costs and expenses (including a pro rata amount of salary and benefits) related to the time spent by such Officers performing functions for JHIL ("EMPLOYEE EXPENSES");

        WHEREAS, from time to time JHUSA may provide office space or services to JHIL and from time to time JHIL may provide office space or services to JHUSA that entitle the entity providing such facilities or services to reimbursement from the other entity for its costs and expenses associated with such activities ("OTHER EXPENSES");

        WHEREAS, JHUSA and JHIL have agreed, as evidenced by their execution hereof, that JHIL shall reimburse JHUSA for Employee Expenses and any Other Expenses incurred by JHUSA in accordance with the terms of the Agreement and JHUSA shall reimburse JHIL for any Other Expenses incurred by JHIL in accordance with the terms of the Agreement.

                               A G R E E M E N T:

        NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, JHUSA and JHIL hereby agree as follows:

        Section 1. Recording Time and Expenses. Each Officer shall keep a record of any time spent working on behalf of JHIL. Time shall be recorded on an hourly basis. Each Officer shall also record any costs or expenses incurred by JHUSA with respect such Officer while performing duties for JHIL.

        Section 2. Quarterly Review of Employee Expenses. Upon completion of each fiscal quarter, the Chief Financial Officer of JHUSA shall review the time and expense records submitted by the Officers. The Chief Financial Officer of JHIL shall total the hours worked for

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JHIL by each Officer and multiply such amount by such Officer's hourly rate set forth on Exhibit A. The summation of such amounts for all of the Officers shall be added to any additional costs or expenses incurred by JHUSA with respect to such Officers while performing duties for JHIL. The total amount shall be the Employee Expenses for such quarter.

        Section 3. Quarterly Review of Other Expenses. Upon completion of each fiscal quarter, the Chief Financial Officer of JHUSA and the Australian Administrator of JHIL shall total any Other Expenses incurred by one entity in connection with providing facilities or services to the other.

        Section 4. Payment of Employee Expenses. Promptly upon presentation to the Australian Administrator of JHIL by the Chief Financial Officer of JHUSA of the invoice for any Employee Expenses or Other Expenses, JHIL shall pay JHUSA the amount of such Employee Expenses or Other Expenses in full. Promptly upon presentation to the Chief Financial Officer of JHUSA by the Australian Administrator of JHIL of any invoice for any Other Expenses, JHUSA shall pay JHIL the amount of such Other Expenses in full.

        Section 5. Amendments. No amendment, modification, alteration or waiver of any provision hereunder shall be valid unless in writing and signed by the each party hereto.

        Section 6. Termination. This Agreement shall continue in effect until ____, provided that this Agreement shall terminate upon the occurrence of any event that causes JHIL to own less than [50%] of the outstanding voting stock of the Company.

        Section 7. Assignment. This Agreement may not be assigned without the prior written consent of each party hereto.

        Section 8. Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, and all of said counterparts, when taken together, shall be deemed to constitute one and the same instrument.

        Section 9. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without regard to its principles or provisions relating to choice or conflicts of law.


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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in ________________________ by their proper and duly authorized officers as of the date first above written.


                                            JAMES HARDIE (USA) INC.


                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________



                                            JAMES HARDIE INDUSTRIES LIMITED


                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________



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                                    EXHIBIT A

                                  THE OFFICERS



NAME                                                     HOURLY RATE
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